COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
          IN DREYFUS S&P 500 INDEX FUND, INC. AND THE STANDARD &
          POOR'S 500 COMPOSITE STOCK PRICE INDEX


          EXHIBIT A:
          _________________________________________________
         |                                 STANDARD       |
         |                DREYFUS         & POOR'S 500    |
         |  PERIOD        S&P 500       COMPOSITE STOCK   |
         |              INDEX FUND       PRICE INDEX *    |
         |------------------------------------------------|
         |  1/2/90             10,000              10,000 |
         | 10/31/90             8,688               8,855 |
         | 10/31/91            11,542              11,814 |
         | 10/31/92            12,684              12,990 |
         | 10/31/93            14,521              14,927 |
         | 10/31/94            14,976              15,502 |
         | 10/31/95            18,823              19,596 |
         | 10/31/96            23,229              24,315 |
          ------------------------------------------------

          *Source:  Lipper Analytical Services, Inc.